HEI Exhibit 10.14

Nonemployee Director's Compensation Schedule

Effective January 22, 2008

HEI Board Compensation - paid quarterly

Role	Annual Retainer
HEI Chairman of the Board	$250,000
HEI Director	$40,000
HEI Audit Committee Chair	$15,000
HEI Audit Committee Member	$6,000
HEI Compensation Committee Chair	$10,000
HEI Compensation Committee Member	$4,000
HEI Nominating & Corporate Governance Committee Chair	$5,000
HEI Nominating & Corporate Governance Committee Member	$4,000

ASB Board Compensation - paid quarterly

Role	Annual Retainer
ASB Director	$25,000
ASB Audit Committee Chair	$12,500
ASB Audit Committee Member	$5,000

HECO Board Compensation - paid quarterly

Role	Annual Retainer
HECO Director	$25,000
HECO Audit Committee Chair	$10,000
HECO Audit Committee Member	$4,000

MECO and HELCO Board Compensation - paid quarterly

Role	Annual Retainer
Director	500*
* per meeting fee, approved 1/22/08

Additional Committee Meeting Fees
Role	Meeting Fee per Extra Meeting
HEI Audit Committee Member	$1,250*
HECO Audit Committee Member	$750*
HEI Compensation Committee Member	$500*
HEI Nominating & Corporate Governance Committee Member	$500*

*  Earned per extra meeting, after attending the following minimum number of committee meetings during the calendar year:

    (8) Audit meetings (6) Compensation meetings; (6) Nominating & Corporate Governance meetings

Director Equity Compensation - annual grant

Role	Equity Retainer
HEI Director	1,800 shares
New HEI Director (one-time grant)	2,000 shares
HECO or ASB Director (who is not on HEI Board)	1,000 shares
New HECO or ASB Director (who is not on HEI Board; one-time grant)	1,000 shares